SUB-ITEM 77E

                                AIM EQUITY FUNDS

                                LEGAL PROCEEDINGS

SETTLED ENFORCEMENT ACTIONS AND INVESTIGATIONS RELATED TO MARKET TIMING

On October 8, 2004, INVESCO Funds Group, Inc. ("IFG") (the former investment advisor to certain AIM Funds), AIM and A I M Distributors, Inc. ("ADI") (the distributor of the retail AIM Funds) reached final settlements with certain regulators, including the Securities and Exchange Commission ("SEC") the New York Attorney General and the Colorado Attorney General, to resolve civil enforcement actions and/or investigations related to market timing and related activity in the AIM Funds, including those formerly advised by IFG. As part of the settlements, a $325 million fair fund ($110 million of which is civil penalties) has been created to compensate shareholders harmed by market timing and related activity in funds formerly advised by IFG. Additionally, AIM and ADI created a $50 million fair fund ($30 million of which is civil penalties) to compensate shareholders harmed by market timing and related activity in funds advised by AIM, which was done pursuant to the terms of the settlement. These two fair funds may increase as a result of contributions from third parties who reach final settlements with the SEC or other regulators to resolve allegations of market timing and/or late trading that also may have harmed applicable AIM Funds. These two fair funds will be distributed in accordance with a methodology to be determined by AIM's independent distribution consultant, in consultation with AIM and the independent trustees of the AIM Funds and acceptable to the staff of the SEC.

PENDING LITIGATION

Pending Regulatory Action Alleging Market Timing

On August 30, 2005, the West Virginia Office of the State Auditor - Securities Commission ("WVASC") issued a Summary Order to Cease and Desist and Notice of Right to Hearing to AIM and ADI (Order No. 05-1318). The WVASC makes findings of fact that AIM and ADI entered into certain arrangements permitting market timing of the AIM Funds, including those formerly advised by INVESCO Funds Group, Inc. ("IFG") (the former investment advisor to certain AIM Funds), and failed to disclose these arrangements in the prospectuses for such Funds, and conclusions of law to the effect that AIM and ADI violated the West Virginia securities laws. The WVASC orders AIM and ADI to cease any further violations and seeks to impose monetary sanctions, including restitution to affected investors, disgorgement of fees, reimbursement of investigatory, administrative and legal costs and an "administrative assessment," to be determined by the Commissioner. Initial research indicates that these damages could be limited or capped by statute.

On April 12, 2005, the Attorney General of the State of West Virginia ("WVAG") filed a civil lawsuit against AIM, IFG and ADI, as well as numerous unrelated mutual fund complexes and financial institutions. None of the AIM Funds was named as a defendant in this lawsuit. The WVAG complaint, filed in the Circuit Court of Marshall County, West Virginia [Civil Action No. 05-C-81], alleged, in substance, that AIM, IFG and ADI engaged in unfair competition and/or unfair or deceptive trade practices by failing to disclose in the prospectuses for the AIM Funds, including those formerly advised by IFG, that they had entered into certain arrangements permitting market timing of such Funds. As a result of the foregoing, the WVAG alleged violations of W. Va. Code Section 46A-1-101, et seq. (the West Virginia Consumer Credit and Protection Act). The WVAG complaint sought injunctive relief; civil monetary penalties; a writ of quo warranto against the defendants; pre-judgment and post-judgment interest; costs and expenses, including counsel fees; and other relief. On October 19, 2005, the WVAG lawsuit was transferred for pretrial purposes to the MDL Court (as defined below). On July 7, 2005, the Supreme Court of West Virginia ruled in an unrelated lawsuit that is similar to this action that the WVAG does not have authority to bring an action based upon conduct that is ancillary to the purchase or sale of securities. The WVAG voluntarily dismissed its lawsuit against AIM, IFG and ADI without prejudice on April 14, 2006.

Private Civil Actions Alleging Market Timing

Multiple civil lawsuits, including purported class action and shareholder derivative suits, have been filed against various parties (including, depending on the lawsuit, certain AIM Funds, IFG, AIM, AIM Management, AMVESCAP, certain related entities, certain of their current and former officers and/or certain unrelated third parties) based on allegations of improper market timing and related activity in the AIM Funds. These lawsuits allege a variety of theories of recovery, including but not limited to: (i) violation of various provisions of the Federal and state securities laws; (ii) violation of various provisions of ERISA; (iii) breach of fiduciary duty; and/or (iv) breach of contract. These lawsuits were initiated in both Federal and state courts and seek such remedies as compensatory damages; restitution; injunctive relief; disgorgement of management fees; imposition of a constructive trust; removal of certain directors and/or employees; various corrective measures under ERISA; rescission of certain Funds' advisory agreements; interest; and attorneys' and experts' fees. The list below identifies such lawsuits (excluding those lawsuits that have been recently transferred as mentioned herein) that have been served on IFG, AIM, the AIM Funds or related entities, or for which service of process has been waived, as of April 19, 2006 (with the exception of the Sayegh lawsuit discussed below).

     - RICHARD LEPERA, On Behalf Of Himself And All Others Similarly Situated, v. INVESCO FUNDS GROUP, INC., ET AL, in the District Court, City and County of Denver, Colorado, (Civil Action No. 03-CV-7600), filed on October 2, 2003.

     - MIKE SAYEGH, On Behalf of the General Public, v. JANUS CAPITAL CORPORATION, ET AL., in the Superior Court of the State of California, County of Los Angeles (Case No. BC304655), filed on October 22, 2003 and amended on December 17, 2003 to substitute INVESCO Funds Group, Inc. and Raymond R. Cunningham for unnamed Doe defendants.

     - RAJ SANYAL, Derivatively On Behalf of NATIONS INTERNATIONAL EQUITY FUND, ET AL., v. WILLIAM P. CARMICHAEL, in the Superior Court Division, State of North Carolina (Civil Action No. 03-CVS-19622), filed on November 14, 2003.

     -    L. SCOTT KARLIN, Derivatively On Behalf of INVESCO FUNDS GROUP, INC.,
          v. AMVESCAP, PLC, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2406), filed on November 28, 2003.

     - RICHARD RAVER, Individually and On Behalf of All Others Similarly Situated, v. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-F-2441), filed on December 2, 2003.

     - JERRY FATTAH, Custodian For BASIM FATTAH, Individually and On Behalf of All Others Similarly Situated, v. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-F-2456), filed on December 4, 2003.


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     -    EDWARD LOWINGER and SHARON LOWINGER, Individually and On Behalf of All
          Others Similarly Situated, v. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-9634), filed on December 4, 2003.

     - JOEL GOODMAN, Individually and On Behalf of All Others Similarly Situated, v. INVESCO FUNDS GROUP, INC. AND RAYMOND R. CUNNINGHAM, in the District Court, City and County of Denver, Colorado (Case Number 03CV9268), filed on December 5, 2003.

     - STEVEN B. EHRLICH, Custodian For ALEXA P. EHRLICH, UGTMA/FLORIDA, and DENNY P. JACOBSON, Individually and On Behalf of All Others Similarly Situated, v. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-N-2559), filed on December 17, 2003.

     - JOSEPH R. RUSSO, Individually and On Behalf of All Others Similarly Situated, v. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-10045), filed on December 18, 2003.

     - MIRIAM CALDERON, Individually and On Behalf of All Others Similarly Situated, v. AMVESCAP PLC, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-M-2604), filed on December 24, 2003.

     - PAT B. GORSUCH and GEORGE L. GORSUCH v. INVESCO FUNDS GROUP, INC. AND AIM ADVISER, INC., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2612), filed on December 24, 2003.

     - LORI WEINRIB, Individually and On Behalf of All Others Similarly Situated, v. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, Southern District of New York (Civil Action No. 04-CV-00492), filed on January 21, 2004.

     - ROBERT S. BALLAGH, JR., Individually and On Behalf of All Others Similarly Situated, v. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-MK-0152), filed on January 28, 2004.

     - JONATHAN GALLO, Individually and On Behalf of All Others Similarly Situated, v. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-MK-0151), filed on January 28, 2004.

     - EILEEN CLANCY, Individually and On Behalf of All Others Similarly Situated, v. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 04-CV-0713), filed on January 30, 2004.

     -    SCOTT WALDMAN, On Behalf of Himself and All Others Similarly Situated,
          v. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, Southern District of New York (Civil Action No. 04-CV-00915), filed on February 3, 2004.


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

     - CARL E. VONDER HAAR and MARILYN P. MARTIN, On Behalf of Themselves and All Others Similarly Situated, v. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-CV-812), filed on February 5, 2004.

     -    HENRY KRAMER, Derivatively On Behalf of INVESCO ENERGY FUND, ET AL.,
          v. AMVESCAP, PLC, ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-MK-0397), filed on March 4, 2004.

     - CYNTHIA L. ESSENMACHER, Derivatively On Behalf of INVESCO DYNAMICS FUND, ET AL., v. INVESCO FUNDS GROUPS, INC., ET AL., in the United States District Court, District of Delaware (Civil Action No. 04-CV-188), filed on March 29, 2004.

     - ANNE G. PERENTESIS (WIDOW) v. AIM INVESTMENTS, ET AL (INVESCO FUNDS GROUP, INC.), in the District Court of Maryland for Baltimore County (Case No. 080400228152005), filed on July 21, 2005.

All lawsuits based on allegations of market timing, late trading, and related issues have been transferred to the United States District Court for the District of Maryland (the "MDL Court") for consolidated or coordinated pre-trial proceedings. Pursuant to an Order of the MDL Court, plaintiffs in the above lawsuits (with the exception of Carl E. Vonder Haar, et al. v. INVESCO Funds Group, Inc. et al. and Mike Sayegh v. Janus Capital Corporation, et al.) consolidated their claims for pre-trial purposes into three amended complaints against various AIM- and IFG-related parties: (i) a Consolidated Amended Class Action Complaint purportedly brought on behalf of shareholders of the AIM Funds (the Lepera lawsuit discussed below); (ii) a Consolidated Amended Fund Derivative Complaint purportedly brought on behalf of the AIM Funds and fund registrants (the Essenmacher lawsuit discussed below); and (iii) an Amended Class Action Complaint for Violations of the Employee Retirement Income Securities Act ("ERISA") purportedly brought on behalf of participants in AMVESCAP's 401(k) plan (the Calderon lawsuit discussed below). The plaintiffs in the Vonder Haar and Sayegh lawsuits continue to seek remand of their lawsuits to state court. Set forth below is detailed information about these three amended complaints.

     - RICHARD LEPERA, Individually and On Behalf of All Others Similarly Situated (LEAD PLAINTIFF: CITY OF CHICAGO DEFERRED COMPENSATION PLAN),
          v. INVESCO FUNDS GROUP, INC., ET AL, in the MDL Court (Case No. 04-MD-15864; No. 04-CV-00814-JFM) (originally in the United States District Court for the District of Colorado), filed on September 29, 2004.

     - CYNTHIA ESSENMACHER, ET AL., Derivatively on Behalf of the Mutual Funds, Trusts and Corporations Comprising the Invesco and AIM Family of Mutual Funds v. AMVESCAP, PLC, ET AL., in the MDL Court (Case No. 04-MD-15864-FPS; No. 04-819), filed on September 29, 2004.

     - MIRIAM CALDERON, Individually and On Behalf of All Others Similarly Situated, v. AVZ, INC., ET AL., in the MDL Court (Case No. 1:04-MD-15864-FPS), filed on September 29, 2004.

On March 1, 2006, the MDL Court entered orders on Defendants' Motions to dismiss in the derivative (Essenmacher) and class action (Lepera) lawsuits. The MDL Court dismissed all derivative causes of action in the Essenmacher lawsuit but two: (i) the excessive fee claim


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under Section 36(b) of the Investment Company Act of 1940 (the "1940 Act"); and
(ii) the "control person liability" claim under Section 48 of the 1940 Act. The MDL Court dismissed all claims asserted in the Lepera class action lawsuit but three: (i) the securities fraud claims under Section 10(b) of the Securities Exchange Act of 1934; (ii) the excessive fee claim under Section 36(b) of the 1940 Act (which survived only insofar as plaintiffs seek recovery of fees associated with the assets involved in market timing); and (iii) the "control person liability" claim under Section 48 of the 1940 Act. Based on the MDL Court's March 1, 2006 orders, all claims asserted against the Funds that have been transferred to the MDL Court have been dismissed, although certain Funds remain nominal defendants in the derivative (Essenmacher) lawsuit. Defendants filed their Original Answer in the class action (Lepera) lawsuit on March 31, 2006. The MDL Court has indefinitely deferred Defendants' obligation to answer the derivative (Essenmacher) lawsuit. The Plaintiffs in the class action (Lepera) lawsuit stipulated that their claims against AIM, ADI and AIM Investment Services, Inc. ("AIS") are based solely on successor liability for alleged timing in the AIM Funds formerly advised by IFG and that they are not making any claims based on alleged timing in the other AIM Funds. Based upon this stipulation, AIM withdrew its pending Motion to Dismiss the claims against AIM, ADI and AIS.

On February 27, 2006, Judge Motz for the MDL Court issued a memorandum opinion on the AMVESCAP Defendants' motion to dismiss the ERISA (Calderon) lawsuit. Judge Motz granted the motion in part and denied the motion in part, holding that: (i) Plaintiff has both constitutional and statutory standing to pursue her claims under ERISA Section 502(a)(2); (ii) Plaintiff lacks standing under ERISA
Section 502(a)(3) to obtain equitable relief; (iii) the motion is granted as to the claims alleged under ERISA Section 404 for failure to prudently and loyally manage plan assets against certain AMVESCAP Defendants; (iv) the motion is denied as to the claims alleged under ERISA Section 404 for failure to prudently and loyally manage plan assets against AMVESCAP and certain other AMVESCAP Defendants. The opinion also: (i) confirmed Plaintiff's abandonment of her claims that the defendants engaged in prohibited transactions and/or misrepresentation; (ii) postponed consideration of the duty to monitor and co-fiduciary duty claims until after any possible amendments to the complaints;
(iii) stated that Plaintiff may seek leave to amend her complaint within 40 days of the date of filing of the memorandum opinion. On April 4, 2006, Judge Motz entered an Order implementing these rulings in the ERISA (Calderon) lawsuit against the AMVESCAP Defendants. On May 8, 2006, Plaintiff filed a Second Amended Class Action Complaint in order to comply with Judge Motz's Order. The remaining defendants are AVZ, Inc. (as Plan Sponsor) and AMVESCAP National Trust Company (as Plan Trustee and Asset Custodian), and the remaining claims are based on alleged breaches of Defendants' fiduciary duties caused by a failure to prudently and loyally manage Plan assets and failure to provide complete and accurate information to Plan Participants and Beneficiaries. Plaintiff removed certain Defendants and all claims against them, including AMVESCAP Retirement, Inc., IFG and AMVESCAP.


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

Private Civil Actions Alleging Improper Use of Fair Value Pricing

Multiple civil class action lawsuits have been filed against various parties (including, depending on the lawsuit, certain AIM Funds, IFG and/or AIM) alleging that certain AIM Funds inadequately employed fair value pricing. These lawsuits allege a variety of theories of recovery, including but not limited to:
(i) violations of various provisions of the Federal securities laws; (ii) common law breach of duty; and (iii) common law negligence and gross negligence. These lawsuits have been filed in both Federal and state courts and seek such remedies as compensatory and punitive damages; interest; and attorneys' fees and costs. The list below identifies such lawsuits that have been served on IFG, AIM, the AIM Funds or related entities, or for which service of process has been waived, as of April 19, 2006.

     - T.K. PARTHASARATHY, ET AL, Individually And On Behalf Of All Others Similarly Situated, v. T. ROWE PRICE INTERNATIONAL FUNDS, INC., ET AL., in the Third Judicial Circuit Court for Madison County, Illinois (Case No. 2003-L-001253), filed on September 23, 2003. The Third Judicial Circuit Court for Madison County, Illinois has issued an order severing the claims of plaintiff Parthasarathy from the claims of the other plaintiffs against AIM and other defendants. As a result, AIM is a defendant in the following severed action: EDMUND WOODBURY, STUART ALLEN SMITH and SHARON SMITH, Individually And On Behalf Of All Others Similarly Situated, v. AIM INTERNATIONAL FUNDS, INC., ET AL., in the Third Judicial Circuit Court for Madison County, Illinois (Case No. 03-L-1253A). The claims made by Plaintiffs and the relief sought in the Woodbury lawsuit are identical to those in the Parthasarathy lawsuit. Based on a recent Federal appellate court decision (the "Kircher" case), AIM and the other defendants in the Woodbury lawsuit removed the action to Federal Court (U.S. District Court, Southern District of Illinois, Cause No. 05-CV-302-DRH) on April 22, 2005. On April 26, 2005, AIM and the other defendants filed their Motion to Dismiss Plaintiffs' state law based claims. On June 10, 2005, the Court dismissed the Woodbury lawsuit based upon the Kircher ruling and ordered the court clerk to close this case. Plaintiffs filed a Motion to Amend the Judgment arguing that the Kircher ruling does not apply to require the dismissal of the claims against AIM in the Woodbury lawsuit. On July 7, 2005, the Court denied this Motion. Plaintiffs have filed a Notice of Appeal. On September 2, 2005, the Court consolidated the nine cases on this subject matter, including the case against AIM.

     - JOHN BILSKI, Individually And On Behalf Of All Others Similarly Situated, v. AIM INTERNATIONAL FUNDS, INC., ET AL., in the United States District Court, Southern District of Illinois (East St. Louis) (Case No. 03-772), filed on November 19, 2003. This lawsuit has been transferred to the MDL Court by order of the United States District Court, Southern District of Illinois (East St. Louis).

Private Civil Actions Alleging Excessive Advisory and/or Distribution Fees

Multiple civil lawsuits, including purported class action and shareholder derivative suits, have been filed against various parties (including, depending on the lawsuit, IFG, AIM, INVESCO Institutional (N.A.), Inc. ("IINA"), ADI and/or INVESCO Distributors, Inc. ("INVESCO Distributors")) alleging that the defendants charged excessive advisory and/or distribution fees and failed to pass on to shareholders the perceived savings generated by economies of scale. Certain of these lawsuits also allege that the defendants adopted unlawful distribution plans. These lawsuits allege a variety of theories of recovery, including but not limited to: (i) violation of various provisions of the Federal securities laws; (ii) breach of fiduciary duty; and/or (iii) breach


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

of contract. These lawsuits have been filed in Federal courts and seek such remedies as damages; injunctive relief; rescission of certain Funds' advisory agreements and distribution plans; interest; prospective relief in the form of reduced fees; and attorneys' and experts' fees. The list below identifies such lawsuits that have been served on IFG, AIM, the AIM Funds or related entities, or for which service of process has been waived, as of April 19, 2006.

All of the lawsuits discussed below have been transferred to the United States District Court for the Southern District of Texas, Houston Division by order of the applicable United States District Court in which they were initially filed. By order of the United States District Court for the Southern District of Texas, Houston Division, the Kondracki and Papia lawsuits discussed below have been consolidated for pre-trial purposes into the Berdat lawsuit discussed below and administratively closed. On December 29, 2005, Defendants filed a Notice of Tag-Along case in the MDL Court regarding this matter due to the extensive allegations of market timing contained in Plaintiffs' Second Amended Consolidated Complaint. Pursuant to a Transfer Order issued by the MDL Court on June 16, 2006, the Berdat lawsuit was transferred to the MDL Court for pre-trial proceedings.

     - RONALD KONDRACKI v. AIM ADVISORS, INC. AND AIM DISTRIBUTOR, INC., in the United States District Court for the Southern District of Illinois (Civil Action No. 04-CV- 263-DRH), filed on April 16, 2004.

     - DOLORES BERDAT, ET AL. v. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court for the Middle District of Florida, Tampa Division (Case No. 8:04-CV-978-T24-TBM), filed on April 29, 2004.

     - FERDINANDO PAPIA, ET AL. v. A I M ADVISORS, INC. AND A I M DISTRIBUTORS, INC., in the United States District Court for the Middle District of Florida, Tampa Division (Case No. 8:04-CV-977-T17-MSS), filed on April 29, 2004.


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

Private Civil Actions Alleging Improper Mutual Fund Sales Practices and Directed-Brokerage Arrangements

Multiple civil lawsuits, including purported class action and shareholder derivative suits, have been filed against various parties (including, depending on the lawsuit, AIM Management, IFG, AIM, AIS and/or certain of the trustees of the AIM Funds) alleging that the defendants improperly used the assets of the AIM Funds to pay brokers to aggressively promote the sale of the AIM Funds over other mutual funds and that the defendants concealed such payments from investors by disguising them as brokerage commissions. These lawsuits allege a variety of theories of recovery, including but not limited to: (i) violation of various provisions of the Federal securities laws; (ii) breach of fiduciary duty; and (iii) aiding and abetting a breach of fiduciary duty. These lawsuits have been filed in Federal courts and seek such remedies as compensatory and punitive damages; rescission of certain Funds' advisory agreements and distribution plans and recovery of all fees paid; an accounting of all fund-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges; and attorneys' and experts' fees. The list below identifies such lawsuits that have been served on IFG, AIM, the AIM Funds or related entities, or for which service of process has been waived, as of April 19, 2006.

By order of the United States District Court for the Southern District of Texas, Houston Division, the claims made in the Beasley, Kehlbeck Trust, Fry, Apu and Bendix lawsuits discussed below were consolidated into the Boyce lawsuit discussed below and these other lawsuits were administratively closed. On June 7, 2005, Plaintiffs filed their Consolidated Amended Complaint in which they make substantially identical allegations to those of the individual underlying lawsuits. However, the City of Chicago Deferred Compensation Plan has been joined as an additional plaintiff in the Consolidated Amended Complaint. Plaintiffs added defendants, including current and former directors/trustees of the AIM Funds formerly advised by IFG. On December 16, 2005, Defendants filed their Motions to Dismiss these claims. Defendants' Motion to Dismiss has been fully briefed and argued and is pending a decision by the Court.

     - JOY D. BEASLEY and SHEILA McDAID, Individually and On Behalf of All Others Similarly Situated, v. AIM MANAGEMENT GROUP INC., in the United States District Court for the District of Colorado (Civil Action No. 04-B-0958), filed on May 10, 2004. The plaintiffs voluntarily dismissed this case in Colorado and re-filed it on July 2, 2004 in the United States District Court for the Southern District of Texas, Houston Division (Civil Action H-04-2589).

     - RICHARD TIM BOYCE v. AIM MANAGEMENT GROUP INC., ET AL., in the United States District Court for the District of Colorado (Civil Action No. 04-N-0989), filed on May 13, 2004. The plaintiff voluntarily dismissed this case in Colorado and re-filed it on July 1, 2004 in the United States District Court for the Southern District of Texas, Houston Division (Civil Action H-04-2587).

     - KEHLBECK TRUST DTD 1-25-93, BILLY B. KEHLBECK AND DONNA J. KEHLBECK, TTEES v. AIM MANAGEMENT GROUP INC., ET AL., in the United States District Court for the Southern District of Texas, Houston Division (Civil Action No. H-04-2802), filed on July 9, 2004.

     - JANICE R. FRY, ET AL. v. AIM MANAGEMENT GROUP INC., ET AL., in the United States District Court for the Southern District of Texas, Houston Division (Civil Action No. H-04-2832), filed on July 12, 2004.


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     -    ROBERT P. APU, ET AL. v. AIM MANAGEMENT GROUP INC., ET AL., in the
          United States District Court for the Southern District of Texas, Houston Division (Civil Action No. H-04-2884), filed on July 15, 2004.

     - HARVEY R. BENDIX, ET AL. v. AIM MANAGEMENT GROUP INC., ET AL., in the United States District Court for the Southern District of Texas, Houston Division (Civil Action No. H-04-3030), filed on July 27, 2004.

Private Civil Actions Alleging Improper Charging of Distribution Fees on Limited Offering Funds or Share Classes

Multiple civil lawsuits, including shareholder derivative suits, were filed against various parties (including, depending on the lawsuit, IFG, AIM, ADI and/or certain of the trustees of the AIM Funds) alleging that the defendants breached their fiduciary duties by charging distribution fees while funds and/or specific share classes were closed generally to new investors and/or while other share classes of the same fund were not charged the same distribution fees. These lawsuits alleged a variety of theories of recovery, including but not limited to: (i) violation of various provisions of the Federal securities laws; and (ii) breach of fiduciary duty. These lawsuits were filed in Federal courts and sought such remedies as damages; injunctive relief; and attorneys' and experts' fees. By order of the United States District Court for the Southern District of Texas, Houston Division, the Lieber lawsuit discussed below was consolidated for pre-trial purposes into the Zucker lawsuit discussed below and administratively closed. The Zucker lawsuit was settled by the parties in November 2005 and dismissed with prejudice by the United States District Court for the Southern District of Texas, Houston Division. The Ragan lawsuit was settled by the parties in December 2005 and dismissed with prejudice by the United States District Court for the Southern District of Georgia, Dublin Division.

     - LAWRENCE ZUCKER, On Behalf Of AIM SMALL CAP GROWTH FUND and AIM LIMITED MATURITY TREASURY FUND, v. A I M ADVISORS, INC., in the United States District Court, Southern District of Texas, Houston Division (Civil Action No. H-03-5653), filed on December 10, 2003. In March 2005, the parties entered a Stipulation whereby, among other things, the Plaintiff agreed to dismiss without prejudice all claims against all of the individual defendants and his claims based on state law causes of action. This effectively limits this case to alleged violations of Section 36(b) against ADI.

     - STANLEY LIEBER, On Behalf Of INVESCO BALANCED FUND, ET AL., v. INVESCO FUNDS GROUP, INC. AND A I M ADVISORS, INC., in the United States District Court, Southern District of Texas, Houston Division (Civil Action No. H-03-5744), filed on December 17, 2003. In March 2005, the parties entered a Stipulation whereby, among other things, the Plaintiff agreed to dismiss without prejudice all claims against all of the individual defendants and his claims based on state law causes of action. This effectively limits this case to alleged violations of
          Section 36(b) against ADI.

     - HERMAN C. RAGAN, Derivatively, And On Behalf Of Himself And All Others Similarly Situated, v. INVESCO FUNDS GROUP, INC. AND A I M DISTRIBUTORS, INC., in the United States District Court for the Southern District of Georgia, Dublin Division (Civil Action No. CV304-031), filed on May 6, 2004.

Private Civil Action Alleging Failure to Ensure Participation in Class Action Settlements


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

A civil lawsuit, purporting to be a class action lawsuit, was filed against AIM, IINA, A I M Capital Management, Inc. ("AIM Capital") and the trustees of the AIM Funds alleging that the defendants breached their fiduciary duties by failing to ensure that the AIM Funds participated in class action settlements in which the AIM Funds were eligible to participate. This lawsuit alleged as theories of recovery: (i) violation of various provisions of the Federal securities laws;
(ii) common law breach of fiduciary duty; and (iii) common law negligence. This lawsuit was filed in Federal court and sought such remedies as compensatory and punitive damages; forfeiture of all commissions and fees paid by the class of plaintiffs; and costs and attorneys' fees. This lawsuit was dismissed by the United States District Court, Northern District of Texas on August 12, 2005.

     - AVO HOGAN and JULIAN W. MEADOWS, On Behalf Of Themselves and All Others Similarly Situated, v. BOB R. BAKER, ET AL., in the United States District Court, Northern District of Texas (Civil Action No. 3:05-CV-73-P), filed on January 11, 2005.

More detailed information regarding each of the civil lawsuits identified above, including the parties to the lawsuits and summaries of the various allegations and remedies sought, can be found in the Fund's statement of additional information.

As a result of the matters discussed above, investors in the AIM Funds might react by redeeming their investments. This might require the Funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the Funds.


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